UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 21, 2005

Park National Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500

(Address of principal executive offices)	(Zip Code)
(740) 349-8451

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01 — Other Events.
On November 21, 2005, Park National Corporation (“Park”) issued a news release announcing the declaration of a cash dividend and the extension of the stock repurchase authorization. A copy of the November 21, 2005 press release is included as Exhibit 99.1 and incorporated by reference.
On November 21, 2005, Park’s Board of Directors declared a $.92 per share regular cash dividend to stockholders of record as of December 20, 2005, payable January 3, 2006. The new quarterly dividend rate of $.92 per share is 2.2 percent higher than the previous quarterly dividend rate of $.90 per share.
Additionally, the Board of Directors of Park granted management the authority to purchase up to an aggregate of 1,000,000 Park common shares over the next three years, in open market purchases or through privately negotiated transactions, to be held as treasury shares for general corporate purposes.
Park’s Board of Directors had previously granted management the authority to purchase up to an aggregate of 500,000 common shares for the three-year period ended November 17, 2005. A total of 93,189 common shares were purchased under this previous authorization.
Section 9 — Financial Statements and Exhibits
Item 9.01 — Financial Statements and Exhibits.
(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibit is being filed with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on November 21, 2005 announcing the declaration of a cash dividend and extension of stock repurchase authorization.
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signature on following page.]

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION
Dated: November 21, 2005	By:	/s/ John W. Kozak
John W. Kozak
Chief Financial Officer

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated November 21, 2005
Park National Corporation

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on November 21, 2005 announcing the declaration of a cash dividend and extension of stock repurchase authorization.

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